                                                            EXHIBIT 23.3

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this
Registration Statement on Form S-8 of our report dated March 2, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in the 2008 Annual
Report to Shareholders which is incorporated by reference in Edison
International's Annual Report on Form 10-K for the year ended
December 31, 2008.  We also consent to the incorporation by reference of our report dated March 2, 2009 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP
Los Angeles, California
November 9, 2009